Exhibit 10.9(a)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is entered into as of the 22nd day of May, 2009, by and between AMERICAN UNITED LIFE INSURANCE COMPANY as a beneficiary of Lake County Trust No. 3535 (collectively hereinafter called “Landlord”) and EXACTTARGET, INC., a Delaware corporation (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant heretofore entered into that certain Gibson Building Office Lease dated as of May 27, 2008 (the “Lease”), pursuant to which Landlord leased to Tenant the Leased Premises, as defined in the Lease; and

WHEREAS, the parties desire to further amend the Lease in certain particulars as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties set forth herein, the parties hereby agree as follows:

1. There shall be added to Article III of the Lease a new Section 3.08 which shall read as follows:

“Section 3.08. 5th Floor Men’s Restroom. Landlord has given Tenant the approval to modify the 5th Floor Men’s restroom to include the removal of two lavatories, the relocation of the urinals, and the addition of three toilets as more specifically described on construction plans prepared by Axis Architects dated February 23, 2009. All the restroom changes, including but not limited to the changes in plumbing and air conditioning, shall be at the Tenant’s sole cost. Upon the expiration or early termination of the Lease, Tenant, at Tenant’s cost and at Landlord’s option, shall restore the 5th floor restroom to its original condition and figuration prior to the modifications approved hereunder using similar finishes and fixtures as were existing prior to such modification. Tenant shall complete the restoration work within sixty (60) days after the Lease expires or is terminated.”

2. All other terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first above written.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David C. Marks

Printed Name:	David C. Marks

Title:	Vice President

EXACTTARGET, INC.

By:	/s/ William K. Boncosky
William K. Boncosky, General Counsel

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